Exhibit 10.2

Amendment No. 1 to Service Agreement

Dated as of June 7, 2024

This Amendment No. 1 to Consulting and Services Agreement (this “Amendment”) is entered into as of the date first set forth above (the “Amendment Date”), by and among GATES GROUP Inc., a Japanese Corporation (the “Company”) and HeartCore Enterprises, Inc., a Delaware Corporation (“PMO 1”) and HeartCore Financial, Inc., a Delaware Corporation (“PMO 2”). Each of the Company and PMO1 and PMO 2 may be referred to herein individually as a “Party” and the Company and the PMO 1 may be referred to the “Parties” and the Company and PMO 1 and PMO 2 may be referred to “All Parties”.

WHEREAS, the Parties are parties to that certain Service Agreement, dated as of October 2, 2023, (the “Original Agreement”); and,

WHEREAS, the Parties now desire to amend the Original Agreement, and pursuant to the provisions of Section 11(f) of the Original Agreement the Parties may amend the Original Agreement in writing; and the Parties now desire to further amend the Consulting Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the All Parties hereby agree as follows:

Section 1.	Definitions.

Defined terms used herein without definition shall have the meanings given in the Original Agreement.

Section 2.	Amendment.

Pursuant to the provisions of Section 11(f) of the Original Agreement the Parties may amend the Original Agreement as follows.

(a)	Section 4 (a)(ⅰ)

Section 4 (a)(ⅰ) is amended and added as follows.

The Term will be split into the following three phases as defined as follows:

(1)	Solving the existing issues of the Company (“Phase 1”)”

a.	This term shall be four months from the Effective date.

(2)	Preparation for NASDAQ or NYSE American listing (“Phase 2”)”

a.	This term shall be six months after Phase 1.
b.	Actual duration might be extended subject to the progress for the preparation of NASDAQ or NYSE American listing.
c.	Once the Phase 2 were extended to more than 8 months, the provisions of Section 4 and Section 5 might be amended by mutual written consent by the Parties if necessary.
d.	Once either Party requests the other Party to suspend this Agreement, he provisions of Section 4 and Section 5 might be amended by mutual written consent by the Parties if necessary.

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(3)	After NASDAQ or NYSE American listing (“Phase 3”)

a.	This term shall be the remaining durations of the Term other than Phase 1 and Phase 2.

(b)	Section 5 (f)

Section 5 (f) is amended and added as follows.

In the event that the Term defined in the Original Agreement is extended, the Consultant shall provide services defined in Appendix.1. of the Original Agreement by “free-service” subject to the definition in ASC 606-10-55-41, except for outstanding invoice from the Consultant to the Company or the written mutual agreement.

(c)	Appendix. 1. (1)

Appendix 1(1) is amended and restated as follows.

The Company shall perform the following obligations to aim and execute NASDAQ or NYSE American public listing.

(d)	Appendix. 1. (2)

Appendix 1(2) is amended and restated as follows.

PMO shall provide the following services to the Company to let the Company go to NASDAQ or NYSE American, and additional services as agreed by the Company and PMO.

Section 3.	Transfer.

The Consultant defined in the Original Agreement will be transferred from the Consultant 1 to the Consultant 2.

Section 4.	Remainder in Force.

Other than as amended herein, the Original Agreement shall remain in full force and effect. Following the full execution of this Amendment, any references in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment and the Original Agreement and this Amendment shall be interpreted and enforced as one combined agreement.

Section 5.	Miscellaneous.

(a)	Headings. The article and section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Amendment.
(b)	Governing Law. This Amendment, and all matters based upon, arising out of or relating in any way hereto, as well as the interpretation, construction, performance and enforcement of this Amendment, shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

HeartCore Enterprises, Inc.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	Chief Executive Officer

HeartCore Financial, Inc.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	Director

GATES GROUP Inc.

By:	/s/ Yuji Sekino
Name:	Yuji Sekino
Title:	Chief Executive Officer

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